Exhibit 99.1

PRESS STATEMENT

FOR IMMEDIATE DISTRIBUTION

March 26, 2021

SHAREHOLDERS OF VIRGINIA NATIONAL BANKSHARES CORPORATION AND

FAUQUIER BANKSHARES, INC. APPROVE MERGER

Charlottesville, VA and Warrenton, VA – At separate shareholder meetings today, shareholders of both Virginia National Bankshares Corporation (OTCQX: VABK) (“Virginia National”), the parent holding company of Virginia National Bank (the “Bank”), and Fauquier Bankshares, Inc. (NASDAQ: FBSS) (“Fauquier”), the parent holding company of The Fauquier Bank, approved the previously announced merger of Fauquier into Virginia National (the “Merger”). The parties expect the Merger to be effective on April 1, 2021.

Based on financial information as of December 31, 2020, the combined company would have approximately $1.7 billion in assets, $1.5 billion in deposits, $1.2 billion in loans and $1.1 billion in assets under management.

About Virginia National

Virginia National, headquartered in Charlottesville, Virginia, is the bank holding company for Virginia National Bank. The Bank has four banking offices in Charlottesville and one in Winchester, and offers loan, deposit and treasury management services in Richmond, Virginia. The Bank has entered into a lease for branch and office space in Richmond, Virginia and plans to open the office in the second quarter of 2021. Virginia National Bank offers a full range of banking and related financial services to meet the needs of individuals, businesses and charitable organizations, including fiduciary, trust and estate administration services under the name VNB Trust and Estate Services, and wealth and investment advisory services, including financial planning, under the name Sturman Wealth Advisors. Investment management services are also offered through Masonry Capital Management, LLC, a registered investment advisor and wholly-owned subsidiary of Virginia National. Virginia National’s stock trades on the OTC Markets Group’s OTCQX Market under the symbol “VABK.” Additional information about Virginia National is also available at www.vnbcorp.com.

About Fauquier

Fauquier Bankshares, Inc. and its principal subsidiary, The Fauquier Bank, had combined assets of $867.2 million and total shareholders’ equity of $72.5 million at December 31, 2020. The Fauquier Bank is an independent community bank offering a full range of financial services, including internet banking, mobile banking, commercial, retail, insurance, wealth management, and financial planning services through eleven banking offices throughout Fauquier and Prince William counties in Virginia. Additional information about Fauquier is available at www.TFB.bank or by calling: (800) 638-3798.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are identified by words such as “may,” “assumes,” “approximately,” “will,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “targets,” “projects,” or words of similar meaning. These forward-looking statements are based upon the current beliefs and expectations of the respective management of Virginia National and Fauquier and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond the control of Virginia National and Fauquier. In addition, these forward-looking statements are subject to various risks, uncertainties and assumptions with respect to future business strategies and decisions that are subject to change and difficult to predict with regard to timing, extent, likelihood and degree of occurrence. As a result, actual results may differ materially from the anticipated results discussed in these forward-looking statements because of possible uncertainties.

The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: (1) the businesses of Virginia National and Fauquier may not be combined successfully, or such combination may take longer, be more difficult, time-consuming or costly to accomplish than expected; (2) the expected growth opportunities or cost savings from the Merger may not be fully realized or may take longer to realize than expected; (3) deposit attrition, operating costs, customer losses and business disruption following the Merger, including adverse effects on relationships with employees and customers, may be greater than expected; (4) economic, legislative or regulatory changes, including changes in accounting standards, may adversely affect the businesses in which Virginia National and Fauquier are engaged; (5) the interest rate environment may further compress margins and adversely affect net interest income; (6) results may be adversely affected by continued adverse changes to credit quality; (7) competition from other financial services companies in Virginia National’s and Fauquier’s markets could adversely affect operations; (8) an economic slowdown could adversely affect credit quality and loan originations; (9) the COVID-19 pandemic is adversely affecting Virginia National, Fauquier, and their respective customers, employees and third-party service providers; the adverse impacts of the pandemic on their respective business, financial position, operations and prospects have been material, and it is not possible to accurately predict the extent, severity or duration of the pandemic or when normal economic and operation conditions will return; and (10) other factors that may affect future results of Virginia National and Fauquier. Additional factors, that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in Virginia National’s and Fauquier’s reports (such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the Securities and Exchange Commission (the “SEC”) and available on the SEC’s Internet site (http://www.sec.gov).

Contacts:

Virginia National Bankshares Corporation

Glenn Rust, President and Chief Executive Officer

(434) 817-8649

Fauquier Bankshares, Inc.

Marc Bogan, President and Chief Executive Officer

(540) 347-6742